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                                                                    EXHIBIT 23.3

                      CONSENT OF SCHWARTZ LEVITSKY FELDMAN

    The undersigned, Schwartz Levitsky Feldman, hereby consents to the use of our name and the use of our opinion dated July 27, 1998 for Systemsearch Consulting Services, Inc. as filed with IT Staffing Ltd's Registration Statement on Form SB-2 being filed by IT Staffing Ltd.

                                                   /s/ Schwartz Levitsky Feldman
                                                       Schwartz Levitsky Feldman
                                                           Chartered Accountants


February 17, 1999